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                                    EXHIBITS

EXHIBIT 99.1

The following certification is provided by the undersigned Chairman of the Board of Directors and Principal Executive Officer of Merchants and Manufacturers Bancorporation, Inc. on the basis of such officer's knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002.

                                  CERTIFICATION

I, Michael J. Murry, Chairman of the Board of Directors and Principal Executive Officer of Merchants and Manufacturers Bancorporation, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

(1) The Quarterly Report of Merchants and Manufacturers Bancorporation, Inc. for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, (14 U.S.C. 78m or 78o
(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Merchants and Manufacturers Bancorporation, Inc.

       /s/ Michael J. Murry
       -------------------------------
       Name: Michael J. Murry
       Title: Chairman of the Board of Directors and Principal Executive Officer
       Date: May 14, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request. This written statement shall not be deemed to be "filed" as part of the quarterly report on Form 10-Q that it accompanies.

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